UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 10, 2005
Date of report (Date of earliest event reported)
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50988 (Commission File Number)	94-3216535 (I.R.S. Employer Identification No.)
2200 Zanker Road, Suite F
San Jose, California 95131
(Address of Principal Executive Offices) (Zip Code)
(408) 473-1100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement
Item 5.02 Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01 Entry Into Material Definitive Agreement.
     On November 9, 2005, the Board of Directors (the “Board”) of VNUS Medical Technologies, Inc. (“VNUS”) appointed Charlene Friedman the Vice President, General Counsel and Secretary of VNUS.
     In connection with her employment, VNUS provided Ms. Friedman with an offer letter. Pursuant to the terms of the offer letter, Ms. Friedman will be paid an annual base salary of $215,000 and will be eligible to participate in VNUS’ 2005 officer bonus plan with a maximum bonus of approximately 25% of Ms. Friedman’s base salary, pro-rated to Ms. Friedman’s date of hire.
     On November 9, 2005, VNUS granted Ms. Friedman 20,000 restricted stock units (“RSUs”) under the VNUS Medical Technologies, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Equity Incentive Plan”). Provided that Ms. Friedman remains in continuous service with VNUS, 5,000 RSUs will vest on November 9, 2006, and an additional 2,500 RSUs will vest every six months thereafter, such that the RSUs generally will become fully vested at the end of Ms. Friedman’s fourth year of service to VNUS. Notwithstanding the foregoing, the RSUs will vest in full if Ms. Friedman’s service to VNUS is terminated by VNUS without Cause or by Ms. Friedman for Good Reason within two years following a Change of Control (as such terms are defined in VNUS’ Amended and Restated VNUS Severance Plan for Management and Key Employees). Except as described above, any RSUs that remain unvested upon Ms. Friedman’s cessation of service to VNUS will be forfeited.
     On November 9, 2005, VNUS also granted Ms. Friedman a stock option award under the Equity Incentive Plan for the purchase of 60,000 shares of VNUS common stock with an exercise price equal to $10.89 per share. Provided that Ms. Friedman remains in continuous service with VNUS, 25% of the shares subject to the stock option will vest and become exercisable on November 9, 2006. Thereafter, subject to Ms. Friedman’s continued service to VNUS, the remaining shares subject to the stock option will vest in equal monthly installments over the 36-month period measured from November 9, 2006, so that the stock option will be fully vested and exercisable at the end of Ms. Friedman’s fourth year of service to VNUS. If Ms. Friedman’s service to VNUS is terminated due to death or Disability, Ms. Friedman, or her estate, as applicable, will have the right to exercise all of her options to the extent such options are vested on the date of Ms. Friedman’s cessation of service. In addition, if Ms. Friedman’s employment is terminated by VNUS without Cause or by Ms. Friedman for Good Reason within two years following a Change of Control, then Ms. Friedman’s options will become fully vested and exercisable. Except as described above, any portion of the stock option that remains unvested upon Ms. Friedman’s cessation of service to VNUS will be forfeited.
     A copy of the Equity Incentive Plan is attached hereto as Exhibit 10.1 and a copy of Ms. Friedman’s offer letter is attached hereto as Exhibit 10.2.
Item 5.02 Appointment of Principal Officers.
     (c) On November 9, 2005, the Board of VNUS appointed Charlene Friedman, age 48, Vice President, General Counsel and Secretary of VNUS. From October 2002 through September 2004, Ms. Friedman served as Vice President, General Counsel and Secretary of R2 Technology, Inc., a privately-held medical device company. Following September 2004 and through October 2005, Ms. Friedman provided limited consulting services to R2 Technology. From March 2000 through February 2002, Ms. Friedman served as Vice President, General Counsel and Secretary of Aviron, a biopharmaceutical company until shortly after it was acquired by MedImmune, Inc. Thereafter, through August 2002, Ms. Friedman continued to provide limited consulting services to Aviron and from August 2002 to October 2002, Ms. Friedman took personal time with her family. VNUS has entered into an offer letter with Ms. Friedman, the terms of which are described under Item 1.01 of this Report above.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Document
10.1	VNUS Medical Technologies, Inc. Amended and Restated 2000 Equity Incentive Plan.
10.2	Charlene Friedman, Esq. Offer Letter.
99.1	Press Release of VNUS Medical Technologies, Inc., dated November 9, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.

Date: November 10, 2005	By	/s/ Timothy A. Marcotte

Timothy A. Marcotte
Chief Financial Officer and Vice President,
Finance and Administration

EXHIBIT INDEX

Exhibit Number	Document
10.1	VNUS Medical Technologies, Inc. Amended and Restated 2000 Equity Incentive Plan.
10.2	Charlene Friedman, Esq. Offer Letter.
99.1	Press Release of VNUS Medical Technologies, Inc., dated November 9, 2005.